Exhibit 10.33

THE LUBRIZOL CORPORATION

EXECUTIVE COUNCIL

DEFERRED COMPENSATION PLAN

As Amended

1. Purpose. The purpose of this Executive Council Deferred Compensation Plan (the “Plan”) is to permit a member of the Executive Council (sometimes hereinafter referred to as the “Member” or as the “Participant”) who is employed by The Lubrizol Corporation (the “Company”), to defer a portion of such Member’s compensation as provided in this Plan.

2. Administration. The Plan shall be administered by the Organization and Compensation Committee of the Board of Directors of the Company (the “Committee”). The Committee’s interpretation and construction of all provisions of the Plan shall be binding and conclusive upon all Participants and their heirs and/or successors.

3. Right to Defer Compensation.

(a) A Member may, at any time prior to January 1 of a given calendar year, elect, for one or more future successive calendar years commencing with the calendar year immediately following the election (each a “Participation Year”), to defer under the Plan a pre-selected fixed dollar amount or percentage of such Member’s variable compensation, if any (the “deferred compensation”), under The Lubrizol Corporation Performance Pay Plan (“Performance Pay Plan”), which such Participant may thereafter be entitled to receive for services performed during each elected Participation Year; provided, however that the actual amount deferred will be the elected amount less any applicable withholding taxes.

(b) The election under this Section 3 shall take effect on the first day of the first elected Participation Year and such election shall be irrevocable for any elected Participation Year once such Participation Year shall have commenced.

(c) Notwithstanding paragraphs (a) and (b), when an individual Member first becomes eligible to participate in the Plan, the newly eligible Member may make the election under this Section 3 to defer the specified compensation for services to be performed subsequent to the date specified in the election and for the remainder of the calendar year in which the election under this Section 3 is made, provided that such election is made within 30 days after the date that the Member is notified of the Member’s eligibility.

(d) All elections under this Plan shall be made by written notice (on a form provided by the Company) specifying (i) the number of calendar years, one or more, during which the election shall apply, and (ii) the deferred compensation, if any, determined under paragraph (a).

(e) A Participant may designate that the election under this Section 3 shall remain in effect until the Participant, on a prospective basis, withdraws the election or changes the amount to be deferred. Any notice of the withdrawal or change in the amount of the election shall be effective on the first day of the calendar year next following the year on which such notice is given; provided that, such notice shall not change, alter or terminate the deferral of the Member’s participation in the Performance Pay Plan for the year in which such notice of withdrawal or change is given which, except for the deferral, would be payable in the calendar year next following the year in which such notice of withdrawal or change is given. Notwithstanding paragraph (b) and the first sentence of this paragraph (e), any variable compensation earned after the end of the first month in which a Participant under this Plan ceases to be a Member, as defined in Section 1, but continues to be employed by the Company, shall not be deferred, provided however, the balance in the Participant’s Stock Deferral Accounts shall continue to be held and administered pursuant to the Plan.

(f) All notices by a Participant under the Plan shall be in writing and shall be given to the Company’s Vice President, Human Resources.

4. Stock Deferral Accounts and Stock Matching Accounts.

(a) At the close of business of the day on which the Performance Pay Plan deferred compensation would have been payable to the Participant in the absence of the election under the Plan to defer payment thereof, there shall be credited to a separate Stock Deferral Account and Stock Matching Account for each Participant full and fractional stock equivalent units (“Units”) which shall be established as hereinafter provided and shall be maintained for each Participant on the Company’s records.

(b) The number of full and fractional Units that shall be credited to a separate Stock Deferral Account for a Participant shall be equal to an amount determined by dividing the Participant’s deferred compensation for the applicable Participation Year by the average of the closing price for Lubrizol Common Shares (“Shares”) on the New York Stock Exchange (“NYSE”) composite transactions reporting system (“composite tape”) for each of the ten (10) consecutive trading days commencing on the fourth business day following the release of earnings for such Participation Year.

(c) The number of full and fractional Units that shall be credited to a separate Stock Matching Account for a Participant shall be equal to an amount determined by multiplying the number of Units determined in paragraph (b) by .25.

(d) To the extent that, at the time Units are credited to a Stock Deferral Account Stock Matching Account of a Participant, any federal, state or local payroll withholding tax applies (e.g., Medicare withholding tax), the Participant shall be responsible for the payment of such amount to the Company and the Company shall promptly remit such amount to the proper taxing authority.

(e) The amount of deferred compensation used in the formulae set forth in paragraphs (b) and (c) shall not constitute sums due and owing to Participant. Such amounts shall be used solely as part of the formulae to determine the number of full and fractional Units.

(f) As of each dividend payment date established by the Company for the payment of cash dividends with respect to its Shares, the Company shall credit each separate Stock Deferral Account and Stock Matching Account of a Participant with an additional number of whole and/or fractional Units equal to:

(i) the product of (x) the dividend per Share which is payable with respect to such dividend payment date, multiplied by (y) the number of whole and fractional Units credited to the separate Stock Deferral Account and Stock Matching Account, respectively, of the Participant as of such payment date;

divided by

(ii) the closing price of a Share on the dividend payment date (or if Shares were not traded on that date, on the next preceding day on which Shares were so traded), as reported on the NYSE- composite tape.

(g) At no time prior to actual delivery of Shares pursuant to the Plan shall the Company be obligated to purchase or reserve Shares for delivery to any Participant and a Participant shall not be a shareholder or have any of the rights of a shareholder with respect to the Units credited to each separate Stock Deferral Account Stock Matching Account of a Participant.

5. Payment of Deferred Compensation.

(a) All Units credited to a separate Stock Deferral Account and Stock Matching Account of Participant, including dividend equivalents thereon, shall be payable to the Participant at the end of three years from the first date Units were credited to such separate Stock Deferral Account and Stock Matching Account of the Participant under Section 4(a); provided, however, that a Participant may elect once for any calendar year of deferral, to change the date of distribution to another in-service year or upon retirement; provided further, that any such modification must be made in writing at least twelve (12) months prior to the original date of distribution; provided further, that if a Participant’s employment is terminated for any reason other than retirement or death, the Units credited to each separate Stock Deferral Account and Stock Matching Account of a Participant as of the Participant’s termination of employment date, including all dividend equivalents thereon, shall be payable to the Participant within 30 days of such termination of employment.

(b) All distributions or payments of Units to a Participant in the Participant’s Stock Deferral Account shall be made in Shares equal to the number of whole Units credited to the separate Stock Deferral Account(s) of the Participant which become payable in accordance with Section 5(a). Any fractional number of Units shall be paid in cash in lieu of Shares.

(c) All distributions or payments of Units to a Participant in the Participant’s Stock Matching Account shall be made in cash equal to the number of whole Units credited to the separate Stock Matching Account(s) of the Participant, which become payable in accordance with Section 5(a) multiplied by the closing price for Share on the NYSE composite tape on the date the Stock Matching Account(s) become payable.

(d) To the extent that, at the time Shares are distributed to a Participant, any federal, state or local payroll withholding tax applies, the Participant shall be responsible for the payment of such amount to the Company and the Company shall promptly remit such amount to the proper taxing authority. Such payment may be made in cash, in Shares, or in any combination of cash and Shares, at the election of the Participant. All elections must be made in writing and be submitted to the Vice President - Human Resources. If the Participant elects to satisfy tax withholding with Shares, then such withholding shall be from those Shares otherwise issuable pursuant to paragraph (b) above, and shall be such number of Shares that will provide for the federal, state and/or local income tax at the rates then applicable for supplemental wages, unless otherwise requested by the Participant, but in no event less than the statutory minimums for tax withholding. If no election is made prior to the first distribution of Shares, the Company shall withhold a sufficient number of Shares to pay the withholding taxes at the highest marginal tax rate in effect for such Participant. In no event shall the withholding be less than the statutory minimum for tax withholding.

(e) In the event a Participant dies prior to receiving payment of the entire amount in each separate Stock Deferral Account and Stock Matching Account of the Participant, the unpaid balance shall be paid to such beneficiary as the Participant may have designated in writing to the Vice President, Human Resources, of the Company as the beneficiary to receive any such post-death distribution under the Plan or, in the absence of such written designation, to the Participant’s legal representative or to the beneficiary designated in the Participant’s last will as the one to receive such distributions. Distributions subsequent to the death of a Participant may be made either in accordance with Section 5(a) or earlier, as determined by the Committee.

(f) To the extent the Committee deems necessary, the Shares distributed to a Participant pursuant to Section 5(a) or 6(a) or to a successor pursuant to Section 5(e) may contain such restrictions on the right of immediate transfer as the Committee may reasonably determine.

6. Acceleration of Payments.

(a) The Committee may accelerate the distribution of part or all of one or more of a Participant’s separate Stock Deferral Accounts and Stock Matching Accounts for reasons of severe financial hardship. For purposes of the Plan, severe financial hardship shall be deemed to exist in the event the Committee determines that a Participant needs a distribution to meet immediate and heavy financial needs resulting from a sudden or unexpected illness or accident of the Participant or a member of the Participant’s family, loss of the Participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstance arising as a result of events beyond the control of the Participant. A distribution based on financial hardship shall not exceed the amount required to meet the immediate financial need created by the hardship.

7. Non-assignability. None of the rights or interests in any of the Participant’s separate Stock Deferral Accounts and Stock Matching Accounts shall, at any time prior to actual payment or distribution pursuant to the Plan, be assignable or transferable in whole or in part, either voluntarily or by operation of law or otherwise, and such rights and interest shall not be subject to payment of debts by execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner; provided that, upon the occurrence of any such assignment or transfer or the attempted assignment or transfer, all payments under Section 5 shall be payable in the sole and unrestricted judgment and discretion of the Committee, as to time and amount, and shall be distributable to the person who would have received the payment but for this Section 7 only at such time or times and in such amounts as the Committee, from time to time, and in its sole and unrestricted judgment and discretion, shall determine. Should an event covered by this Section 7 occur prior to the death of a Participant, the balance, if any, in each of the Participant’s Stock Deferral Accounts and Stock Matching Accounts shall, after such death, be thereafter distributed as provided in Section 5(e) subject to the provisions of this Section 7.

8. Interest of Participant. The Company shall be under no obligation to segregate or reserve any funds or other assets for purposes relating to the Plan and, except as set forth in this Plan, no Participant shall have any rights whatsoever in or with respect to any funds or other assets held by the Company for purposes of the Plan or otherwise. Each Participant’s separate Stock Deferral Accounts and Stock Matching Accounts maintained for purposes of the Plan merely constitutes a bookkeeping entry on records of the Company, constitutes the unsecured promise and obligation of the Company to make payments as provided herein, and shall not constitute any allocation whatsoever of any cash or other assets of the Company or be deemed to create any trust or special deposit with respect to any of the Company’s assets. Notwithstanding the foregoing provisions, nothing in this Plan shall preclude the Company from setting aside Shares or funds in trust pursuant to one or more trust agreements between a trustee and the Company. However, no Participant shall have any secured interest or claim in any assets or property of the Company or any such trust and all Shares or funds contained in such trust shall remain subject to the claims of the Company’s general creditors.

9. Miscellaneous. In the event of any change in the number of outstanding Shares by reason of any stock dividend, stock split up, recapitalization, merger, consolidation, exchange of shares or other similar corporate change, the number of Units credited to each separate Stock Deferral Account and Stock Matching Account of a Participant shall be appropriately adjusted to take into account any such event.

10. Amendment. The Board of Directors of the Company, or the Organization and Compensation Committee, may, from time to time, amend or terminate the Plan, provided that no such amendment or termination of the Plan shall adversely affect any Stock Deferral Account or Stock Matching Account of a Participant as it existed immediately before such amendment or termination or the manner of distribution thereof, unless such Participant shall have consented thereto in writing. Notice of any amendment or termination of the Plan shall be given promptly to all Participants.

11. Plan Implementation. This Plan is adopted and effective as of the 1st day of January, 1997, amended effective November 23, 1998, amended effective September 27, 1999, amended effective February 29, 2000, amended effective March 11, 2000, amended effective February 26, 2001 and amended effective January 1, 2004.

12. Plan Termination. This Plan is terminated with respect to deferrals of variable compensation earned in Participation Years that begin after December 31, 2004. Amounts deferred for variable compensation earned in Participation Years prior to January 1, 2005 shall continue to be administered in accordance with the terms of this Plan.